UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 25, 2013

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Penn Center 1628 JFK Blvd., Suite 300 Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: (215) 717-4100

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On June 25, 2013, the Company received a letter from The Nasdaq Stock Market (“NASDAQ”) stating that the Company had regained compliance with NASDAQ’s Marketplace Rule 5450(a)(2) because the bid price of the Company’s common stock closed at or above the required minimum $1.00 per share for twelve consecutive business days.  A copy of NASDAQ’s letter is attached as Exhibit 99.1 to this report.  On June 26, 2014, the Company issued a press release announcing the receipt of NASDAQ’s letter.  A copy of the press release is attached as Exhibit 99.2 to this report.

Item 9.01.   Financial Statements and Exhibits.

The Exhibits listed in the Exhibit Index immediately preceding such Exhibits are filed with or incorporated by reference in this report.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: June 28, 2013	By: /s/ Patrick T. Mooney
Patrick T. Mooney
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter from NASDAQ to the Company dated June 25, 2013.
99.2	Press Release issued by the Company on June 26, 2013.